UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2009

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140545	20-5526104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-8602-8285

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On August 13, 2009, Deer Consumer Products, Inc. issued a press release:

o
announcing its financial results for the fiscal quarter ended June 30, 2009 where revenues increased 34.3% to $15.3 million from $11.4 million in the second quarter of 2008, and net income increased 197% to $1.7 million from $0.58 million in the second quarter of 2008;

o	raising its 2009 earnings guidance to approximately $10.5 million in net income on revenues of approximately $81 million.

The information contained in the press release is deemed to be "filed" under the Securities Exchange Act of 1934 as Exhibit 99.1 to this report, and such press release is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 99.1  Press Release “Deer Consumer Products, Inc. Announces Record 2nd Quarter Earnings – Net Income Up 197% to EPS $0.16, Raises 2009 Earnings Guidance to EPS $0.93”, dated August 13, 2009.  Exhibit 99.1 is deemed to be "filed" under the Securities Exchange Act of 1934 in this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER CONSUMER PRODUCTS, INC.

By:	/s/ Ying He
Name: Mr. Ying He
Date: August 13, 2009	Title: Chief Executive Officer

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